Exhibit 99.1

Opower Announces First Quarter 2016 Financial Results

Arlington, Va. — May 9, 2016 — Opower (NYSE: OPWR), the global leader in cloud-based software for the utility industry, today announced its financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

•	Total revenue was $36.7 million, an increase of 10 percent from the comparable period in 2015.

•	GAAP operating loss was $11.8 million, compared to $9.9 million for the comparable period in 2015.

•	Non-GAAP operating loss was $4.7 million, compared to $4.9 million for the comparable period in 2015.

•	GAAP net loss was $11.2 million, compared to $11.0 million for the comparable period in 2015. GAAP net loss per share was $0.21, based on diluted weighted-average shares outstanding of 52.9 million. This compares to a GAAP net loss per share of $0.22 for the comparable period in 2015.

•	Non-GAAP net loss was $4.1 million, compared with $6.0 million for the comparable period in 2015. Non-GAAP net loss per diluted share was $0.08, based on diluted weighted-average shares outstanding of 52.9 million. This compares to a non-GAAP net loss per share of $0.12 for the comparable period in 2015.

•	Adjusted EBITDA was $(1.7) million, compared to $(2.4) million for the comparable period in 2015.

•	The Company had $89.6 million in cash, cash equivalents, and investments at March 31, 2016.

Conference Call Information

As a result of the earlier announcement that Oracle plans to purchase Opower, the conference call previously scheduled for today to discuss Opower’s financial results has been canceled.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted-average common shares outstanding and adjusted EBITDA.

We define non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share as excluding the impact of stock-based compensation. The weighted-average shares outstanding used to calculate non-GAAP net loss per share gives effect to the conversion of the preferred stock as of the beginning of each of the periods presented, if any.

We define adjusted EBITDA as net loss adjusted to exclude our income tax provision, other income (expense), including interest, depreciation and amortization, and stock-based compensation.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Opower’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to analyze key financial metrics used to make operational decisions more thoroughly. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which disclose similar non-GAAP financial measures.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is their exclusion of significant income and expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management on which income and expenses are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that is included in this press release, and not to rely on any single financial measure to evaluate our business.

About Opower

Opower (NYSE: OPWR) is an enterprise software company that helps utilities elevate the customer experience. Energy providers use Opower’s customer engagement platform to deliver proactive, digital communications that raise customer satisfaction, manage energy demand, and lower service costs.Opower’s software is deployed to 100 utilities worldwide and reaches more than 60 million homes and businesses. For more information, please visit www.opower.com and follow us on Twitter at @Opower.

OPOWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$17,057	$25,931
Short-term investments	43,729	35,017
Accounts receivable, net	47,705	52,655
Prepaid expenses and other current assets	6,442	5,528

Total current assets	114,933	119,131

Long-term investments	28,805	36,464
Property and equipment, net	19,170	17,879
Other assets	737	287

Total assets	$163,645	$173,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,959	$2,273
Accrued expenses	6,090	7,403
Deferred revenue	73,154	71,646
Accrued compensation and benefits	5,568	10,874
Other current liabilities	1,256	1,659

Total current liabilities	88,027	93,855

Deferred revenue	2,066	1,676
Other liabilities	123	95

Total liabilities	90,216	95,626

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	254,795	248,521
Accumulated deficit	(181,004)	(169,853)
Accumulated other comprehensive loss	(362)	(533)

Total stockholders’ equity	73,429	78,135

Total liabilities and stockholders’ equity	$163,645	$173,761

OPOWER, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
Subscription	$31,812	$30,386
Services	4,877	3,035

Total revenue	36,689	33,421
Cost of revenue (1):
Subscription	10,198	8,430
Services	4,378	3,584

Total cost of revenue	14,576	12,014
Gross profit	22,113	21,407
Operating expenses (1):
Sales and marketing	15,861	14,501
Research and development	13,311	12,213
General and administrative	4,729	4,575

Total operating expenses	33,901	31,289

Operating loss	(11,788)	(9,882)
Other income (expense):
Loss on foreign currency	569	(1,032)
Interest expense	(29)	(1)
Other, net	98	(4)

Loss before income taxes	(11,150)	(10,919)
Provision for (benefit from) income taxes	1	55

Net loss	$(11,151)	$(10,974)

Weighted-average common stock outstanding:
Basic and diluted	52,939	50,523
Net loss per share:
Basic and diluted	$(0.21)	$(0.22)

(1)	Stock-based compensation was allocated as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenue - Subscription	$318	$147
Cost of revenue - Services	406	265
Sales and marketing	2,854	1,888
Research and development	2,355	1,658
General and administrative	1,158	1,046

Total stock-based compensation	$7,091	$5,004

OPOWER, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net loss	$(11,151)	$(10,974)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,966	2,520
Stock-based compensation expense	7,091	5,004
Other	(422)	1,036

Changes in operating assets and liabilities:
Accounts receivable	5,103	17,437
Prepaid expenses and other current assets	(868)	(882)
Other assets	(461)	(87)
Accounts payable	(318)	585
Accrued expenses	(1,217)	(1,177)
Accrued compensation and benefits	(5,308)	(1,686)
Deferred revenue	1,860	(6,124)
Other liabilities	(192)	(376)

Net cash used in operating activities	(2,917)	5,276

Investing Activities
Purchases of available-for-sale securities	(9,431)	—
Sales and maturities of available-for-sale securities	8,442	—
Additions to property and equipment	(4,107)	(2,366)

Net cash used in investing activities	(5,096)	(2,366)

Financing Activities
Proceeds from issuance of common stock	720	835
Taxes paid related to net share settlement of equity awards	(1,803)	(1,135)
Principal payments on capital lease obligations	(183)	(110)

Net cash provided by (used in) financing activities	(1,266)	(410)

Effect of exchange rate changes on cash and cash equivalents	405	(830)
Net increase (decrease) in cash and cash equivalents	(8,874)	1,670
Cash and cash equivalents, beginning of period	25,931	125,725

Cash and cash equivalents, end of period	$17,057	$127,395

OPOWER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(11,151)	$(10,974)
Provision for (benefit from) income taxes	1	55
Other (income) expense, including interest	(638)	1,037
Depreciation and amortization	2,966	2,520
Stock-based compensation	7,091	5,004

Adjusted EBITDA	$(1,731)	$(2,358)

Reconciliation of Cost of Revenue to Non-GAAP Cost of Revenue:
Cost of revenue	$14,576	$12,014
Less: Stock-based compensation	724	412

Non-GAAP cost of revenue	$13,852	$11,602

Reconciliation of Subscription Gross Margin to Non-GAAP Subscription Gross Margin:
Subscription gross margin	67.9%	72.3%
Add back: Subscription stock-based compensation	1.0%	0.4%

Non-GAAP Subscription gross margin	68.9%	72.7%

Reconciliation of Services Gross Margin to Non-GAAP Services Gross Margin:
Services gross margin	10.2%	-18.1%
Add back: Services stock-based compensation	8.3%	8.7%

Non-GAAP Services gross margin	18.5%	-9.4%

Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	60.3%	64.1%
Add back: Stock-based compensation	2.0%	1.2%

Non-GAAP gross margin	62.3%	65.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:
Operating expenses	$33,901	$31,289
Less: Stock-based compensation	6,367	4,592

Non-GAAP operating expenses	$27,534	$26,697

Reconciliation of Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(11,788)	$(9,882)
Add back: Stock-based compensation	7,091	5,004

Non-GAAP operating loss	$(4,697)	$(4,878)

Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(11,151)	$(10,974)
Add back: Stock-based compensation	7,091	5,004

Non-GAAP net loss	$(4,060)	$(5,970)

Shares used in computing Non-GAAP Per Share Amounts:
Weighted-average common stock outstanding, basic and diluted	52,939	50,523
Add: Additional weighted-average shares giving effect to the conversion of preferred stock as of the beginning of the period	—	—

Non-GAAP weighted-average common stock outstanding, basic and diluted	52,939	50,523

Non-GAAP net loss per share	$(0.08)	$(0.12)

Source: Opower

Investor Contact

Charlie Mayer

571-483-5200

investor@opower.com

Media Contact

Alex Kotran

alex.kotran@opower.com